Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-81216 and No. 333-98775 of Equity One, Inc. on Forms S-3 and in Registration Statements No. 333-99597 and No. 333-103368 of Equity One, Inc. on Form S-8 of our reports dated February 17, 2003, appearing in this Annual Report on Form 10-K of Equity One, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Miami, Florida
March 31, 2003